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                                                                      EXHIBIT 21


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                                                State of Incorporation
                                                ----------------------
Subsidiary Name                                     or Organization
---------------                                     ---------------
Archstone Communities Incorporated                    Delaware
SCP Nevada Holdings 1 Incorporated                    Nevada
SCP Utah Holdings 4 Incorporated                      Utah
SCP Utah Holdings 5 Incorporated                      Utah
Las Flores Development                                Texas
PTR-California Holdings (1) Incorporated              Maryland
PTR-California Holdings (2) Incorporated              Maryland
PTR-California Holdings (3) Incorporated              Delaware
PTR Multifamily Holdings Incorporated                 Delaware
Archstone Financial Services, Inc.                    Delaware
PTR-Colorado (1), LLC                                 Colorado
Security Capital Atlantic Multifamily Inc.            Delaware
SCA Florida Holdings (1) Incorporated                 Florida
Atlantic-Alabama (5) Incorporated                     Maryland
Atlantic-Alabama (6) Incorporated                     Maryland
SCA-Alabama Multifamily Trust                         Alabama
SCA-North Carolina (1) Incorporated                   Maryland
SCA-North Carolina (2) Incorporated                   Maryland
SCA North Carolina Limited Partnership                Delaware
SCA-Indiana Limited Partnership                       Delaware
SCA-Tennessee (3) Incorporated                        Maryland
SCA-Tennessee (4) Incorporated                        Maryland
Atlantic-Tennessee Limited Partnership                Delaware
SCA Florida Holdings (2) Incorporated                 Delaware
SCA-1 Incorporated                                    Delaware
Atlantic Multifamily Limited Partnership-1            Delaware
Archstone Communities Limited Partnership             Delaware
ASN Minnesota Holdings (1) LLC                        Delaware
ASN Multifamily Limited Partnership                   Delaware
ASN-Massachusetts Holdings (1) Incorporated           Delaware
ASN-Washington Holdings (1) Incorporated              Delaware
NEC Tatum and Bell Owner's Association, Inc.          Arizona
Turtle Run at Coral Springs, LLC                      Delaware
Archstone Communities Limited Partnership II          Delaware
ASN- Massachusetts Holdings (3) Incorporated          Delaware
Archstone Communities Investment LLC-I                Delaware
ASN- San Diego Incorporated                           Delaware
ASN Studio City Incorporated                          Delaware
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